UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2004

InVision Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28236	94-3123544

(Commission File Number)	(IRS Employer Identification No.)

7151 Gateway Boulevard, Newark, CA	94560

(Address of principal executive offices)	(Zip Code)

(510) 739-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 5: Other Events.

     On June 18, 2004, InVision Technologies, Inc. (“InVision”) and GE Infrastructure, a unit of General Electric Company (“GE”), jointly issued a press release announcing that InVision had entered into a memorandum of understanding with counsel to the plaintiffs in two lawsuits relating to the proposed acquisition of InVision by GE. The two actions have been consolidated under one lead case, Waltman, et al. v. InVision Technologies, Inc., et al., Lead Case No. RG04146722 in the California Superior Court for the County of Alameda. In connection with the entry into the memorandum of understanding, InVision is making the disclosure set forth in Attachment A to the press release filed herewith as Exhibit 99.1 with respect to its pending acquisition by GE, which disclosures are incorporated herein by this reference.

     InVision and GE anticipate that the proposed acquisition of InVision by GE will be completed on or about July 15, 2004. However, the completion of the merger remains subject to customary closing conditions, including regulatory and stockholder approvals and the actual closing date may vary from the currently anticipated closing date.

Item 7: Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
No.	Document
99.1	Press Release dated June 18, 2004 titled “GE and InVision Technologies Announce Memorandum of Understanding To Settle Lawsuits Concerning Acquisition”.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISION TECHNLOGIES, INC.
Date: June 18, 2004	By:	/s/ Ross Mulholland
Ross Mulholland
Chief Financial Officer

Exhibit Index

Exhibit
No.	Document
99.1	Press Release dated June 18, 2004 titled “GE and InVision Technologies Announce Memorandum of Understanding To Settle Lawsuits Concerning Acquisition”.